SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amended Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004 (March 1, 2004)

Psychiatric Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-20488 (Commission File Number)	23-2491707 (I.R.S. Employer Identification Number)

113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067
(Address of Principal Executive Offices)

(615) 312-5700
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

     On March 1, 2004, Psychiatric Solutions, Inc. (the “Company”) completed the acquisition of two freestanding psychiatric facilities from Brentwood Behavioral Health (“Brentwood”). The Company filed a Current Report on Form 8-K on March 3, 2004 in connection with the above referenced transaction. Item 7 of that Current Report is hereby amended and restated in its entirety as set forth below to include the financial statements and pro forma information required by Item 7 of Form 8-K:

(a)	Consolidated Financial Statements of Brentwood Health Management, LLC.

(b)	Unaudited Pro Forma Condensed Combined Financial Statements for Psychiatric Solutions, Inc. and Brentwood Health Management, LLC.

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated February 23, 2004, by and among Psychiatric Solutions, Inc., Brentwood Health Management, L.L.C., Brentwood, A Behavioral Health Company, L.L.C. and River Rouge, Inc. (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed March 3, 2004).

2.2	Asset Purchase Agreement, dated February 23, 2004, by and among Psychiatric Solutions, Inc., Brentwood Health Management of MS, LLC, and Turner-Windham of Mississippi, LLC (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed March 3, 2004).

23.1*	Consent of Crowe Chizek and Company LLC

99.1	Press Release of Psychiatric Solutions, Inc., dated March 2, 2004 (previously filed as an exhibit to the Company’s Current Report on Form 8-K filed March 3, 2004).

* Filed herewith

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSYCHIATRIC SOLUTIONS, INC.

By:	/s/ Jack E. Polson

Jack E. Polson Chief Accounting Officer

Date: May 11, 2004

BRENTWOOD HEALTH MANAGEMENT, LLC
Shreveport, Louisiana

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Members
Brentwood Health Management, LLC
Shreveport, Louisiana

We have audited the accompanying consolidated balance sheet of Brentwood Health Management, LLC as of December 31, 2003 and the related consolidated statements of operations and members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Brentwood Health Management, LLC as of December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As disclosed in Note 8 of the Notes to Consolidated Financial Statements, effective March 1, 2004, the business operations and operating assets of the Company were acquired by Psychiatric Solutions, Inc.

Crowe Chizek and Company LLC

Chicago, Illinois
March 26, 2004

1.

BRENTWOOD HEALTH MANAGEMENT, LLC
CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS
Current assets
Cash and cash equivalents	$1,121,006
Patient accounts receivable, less allowance for doubtful receivables of $352,700	3,042,670
Estimated third-party payor settlements	1,796,000
Prepaids and other current assets	559,527

Total current assets	6,519,203
Equipment
Equipment	2,339,089
Less accumulated depreciation	1,128,432

1,210,657
Other assets	266,006

Total assets	$7,995,866

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Revolving line of credit	$146,926
Note payable	50,000
Current portion of capitalized lease obligations	91,655
Accounts payable	457,448
Salaries and benefits payable	1,368,044
Other accrued liabilities	403,703
Estimated third-party payor settlements	447,534

Total current liabilities	2,965,310
Long-term capitalized lease obligations, less current portion	68,117
Minority interest	150,158
Members’ equity	4,812,281

Total liabilities and members’ equity	$7,995,866

See accompanying notes to consolidated financial statements.

2.

BRENTWOOD HEALTH MANAGEMENT, LLC
CONSOLIDATED STATEMENT OF OPERATIONS AND MEMBERS’ EQUITY
Year ended December 31, 2003

Revenue
Net patient service revenue	$30,198,891
Management fee revenue	1,226,500

31,425,391
Operating Expenses
Salaries, wages and employee benefits	16,912,999
Professional fees	653,350
Supplies	1,718,668
Contracted services	1,021,206
Insurance	692,158
Rentals and leases	2,110,056
Other	2,267,472
Provision for bad debts	1,834,981
Depreciation and amortization	419,437
Interest expense	38,614

27,668,941

Income before minority interest	3,756,450
Minority interest	150,158

Net income	3,606,292
Members’ equity at beginning of year	1,205,989

Members’ equity at end of year	$4,812,281

See accompanying notes to consolidated financial statements.

3.

BRENTWOOD HEALTH MANAGEMENT, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
Year ended December 31, 2003

Operating activities
Net income	$3,606,292
Adjustments to reconcile net income to net cash provided by continuing operating activities
Provision for bad debts	1,834,981
Depreciation and amortization	419,437
Minority interest	150,158
Changes in operating assets and liabilities
Accounts receivable	(1,924,875)
Prepaids and other current assets	37,971
Accounts payable	(706,540)
Salaries and benefits payable	350,045
Other accrued liabilities and estimated third-party payor settlements	(1,961,722)

Net cash provided by operating activities	1,805,747
Investing activities
Capital expenditures	(533,480)
Financing activities
Net borrowings on revolving line of credit	146,926
Principal payments on long-term debt	(573,391)

Net cash used in financing activities	(426,465)

Change in cash and cash equivalents	845,802
Cash and cash equivalents at beginning of year	275,204

Cash and cash equivalents at end of year	$1,121,006

Supplemental cash flow information
Cash paid for interest during the year	$38,614

See accompanying notes to consolidated financial statements.

4.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business: Brentwood Health Management, LLC (the “Company”) operates two hospital facilities that provide psychiatric care to children, adolescents and adults. The hospitals operated by the Company are Brentwood Behavioral Health (“BBH”) located in Jackson, Mississippi and Brentwood, A Behavioral Health Company (“BABHC”) located in Shreveport, Louisiana. The Company also manages psychiatric care programs for other institutions.

Basis of Consolidation: The consolidated financial statements include the accounts of the Company and its two majority-owned subsidiaries, BBH and BABHC. All significant intercompany balances and transactions are eliminated in consolidation.

Use of Estimates: The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. These estimates and assumptions may change in the near future resulting in different actual results. Estimates that are more susceptible to change in the near term are the allowances for contractual adjustments, the allowance for doubtful receivables and estimated third-party payor settlements.

Net Patient Service Revenue: Patient service revenue is reported on the accrual basis in the period in which services are provided, at established rates, regardless of whether collection in full is expected. Net patient service revenue includes amounts estimated by management to be reimbursable by Medicare and Medicaid under provisions of cost or prospective reimbursement formulas in effect. Amounts received are generally less than the established billing rates of the facilities and the differences (contractual allowances) are reported as deductions from patient service revenue at the time the service is rendered. The effect of other arrangements with third-party payors for providing services at less than established rates is also reported as deductions from patient service revenue.

Total patient service revenue by payor for the year ended December 31, 2003 is as follows:

Revenue
Medicare	16.3%
Medicaid	33.9
Blue Cross Blue Shield	11.4
HMO/PPO	30.5
Other	7.9

100.0%

(Continued)

5.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company provides care without charge to patients who are financially unable to pay for the health care services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, they are not reported in revenues. Settlements under cost reimbursement agreements with third-party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid programs often occur in subsequent years because of audits by the programs, rights of appeal and the application of numerous technical provisions.

Management Fee Revenue: Management fee revenue is reported on the accrual basis in the period management services are provided. The Company receives contractually determined management fees from independent hospitals and clinics for providing psychiatric management and development services.

Cash and Cash Equivalents: Cash and cash equivalents consists of demand deposits held at financial institutions. The Company places its cash in financial institutions that are federally insured and limits the amount of credit exposure with any one financial institution.

Patient Accounts Receivable: Patient accounts receivable vary according to the type of service being provided. Patient accounts receivable are comprised of patient service revenue which is recorded net of contractual adjustments and allowances. Such amounts are owed by various third-party payors, insurance companies and private pay patients. The composition of patient accounts receivable at December 31, 2003 is as follows:

Accounts
Receivable
Medicare	15.5%
Medicaid	21.7
Blue Cross Blue Shield	16.2
HMO/PPO	27.7
Other	18.9

100.0%

(Continued)

6.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Allowance for Doubtful Receivables: The allowance for doubtful receivables is determined by management based upon the Company’s historical losses, specific patient circumstances and general economic conditions. Periodically, management evaluates patient accounts receivable and adjusts the allowance based on current circumstances, and charges off uncollectible receivables against the allowance when all attempts to collect the receivable are deemed to have failed in accordance with the Company’s collection policy.

Equipment: Equipment is stated at cost and depreciation is computed using the straight-line method over the useful lives of the assets, which range from 2 to 20 years for equipment.

Risk Management: The Company carries general and professional liability insurance from an unrelated commercial insurance carrier. The Company maintains a claims-made policy under which it is insured for per occurrence losses up to $1,000,000 with policy limits of $3,000,000 in the aggregate. The Company also carries workers’ compensation insurance from an unrelated commercial insurance carrier. The Company’s experience with workers’ compensation claims has been insignificant. The Company believes that adequate provision has been made for workers compensation and professional and general liability risks.

Minority Interest: The portion of net income related to the minority member of $150,158 has been deducted in the accompanying consolidated statement of operations and members’ equity. The minority member’s interest in the Company is reflected as a liability under the caption “minority interest” on the accompanying consolidated balance sheet, and is summarized as follows:

Minority interest at beginning of year	$—
Minority interest in earnings	150,158

Minority interest at end of year	$150,158

Income Taxes: The Company is taxed as a partnership and is therefore not subject to income taxes. As such, in lieu of corporate income taxes, the Members are taxed on their proportionate share of the Company’s taxable income.

NOTE 2 – REVOLVING LINE OF CREDIT

The revolving line of credit represents borrowings on a $250,000 bank line-of-credit which expires December 31, 2004. Interest is payable monthly at the lender’s prime rate (4% at December 31, 2003). The line of credit is secured by the Company’s patient accounts receivable.

(continued)

7.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 3 – NOTE PAYABLE

The $50,000 note payable is due February 15, 2004 and is unsecured. Interest is payable monthly at 4.25%.

NOTE 4 – SELF-FUNDED HEALTH INSURANCE

The Company provides a group health insurance plan for its employees. The Company has stop-loss insurance to reduce its exposure under this plan. The plan includes $40,000 specific stop-loss insurance per individual per year. An accrual for self insurance of $132,000 has been recorded at December 31, 2003. This accrual is provided based on management’s evaluation of the nature and severity of claims after taking into consideration third-party evaluations, and the Company’s historical claims experience.

NOTE 5 – LEASES

Capital Leases: The Company leases certain equipment under leases that qualify as capital leases. The cost of equipment capitalized under capital lease obligations and the related accumulated amortization as of December 31, 2003 are as follows:

Equipment cost	$120,675
Accumulated amortization	(120,675)

At December 31, 2003, future minimum lease payments under these capitalized lease obligations are as follows:

2004	$101,174
2005	71,086

172,260
Less, amount representing interest	12,488

Present value of minimum lease Payments (including current portion of, $91,655)	$159,772

(Continued)

8.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 5 – LEASES (Continued)

Operating Leases: The Company also leases facilities and minor equipment under operating leases from various parties. The hospital facilities are leased from related parties and these related party leases require annual payments of $900,000 for each facility through 2010. The future minimum lease payments for operating leases are as follows:

2004	$1,956,541
2005	1,921,314
2006	1,880,805
2007	1,872,999
2008	1,800,000
Thereafter	2,475,000

Total	$11,906,659

Rent expense related to operating leases amounted to $1,978,718 in 2003, including $1,941,985 of related party rent expense.

NOTE 6 – CONTINGENCIES AND HEALTHCARE REGULATION

Contingencies: The Company is subject to various claims and legal actions which arise in the ordinary course of business. The Company has professional liability insurance to protect against such claims or legal actions. In the opinion of management, the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on the Company’s financial position or results of operations.

A former patient has filed a lawsuit against the Company related to an alleged incident while a patient in the Company’s facility. Management intends to aggressively defend this matter. Management is unable to estimate the amount or timing of potential damages, if any, that might be awarded to the patient should a verdict go against the Company at trial or be settled prior to trial. There can be no assurance that a potential jury award or settlement amount in this case would not have a material adverse effect on the Company’s financial condition or results of operations. If this case is covered by insurance, the policy has limits of $1 million per claim and $3 million in the aggregate. The insurance carrier has maintained a reservation of rights under the insurance policy and, accordingly, the Company has retained legal counsel in this matter. As stated earlier, any estimate of loss the Company may experience is not determinable at this time.

Management is unaware of any other legal matters asserted or unasserted.

(Continued)

9.

BRENTWOOD HEALTH MANAGEMENT, LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2003

NOTE 6 – CONTINGENCIES AND HEALTHCARE REGULATION (Continued)

Employment Agreements: The Company has employment agreements with seven individuals, including its chief executive officer, medical director, and five physicians. The employment agreements provide for a base salary and six of the agreements provide for incentive compensation tied to objective criteria established by the Company’s board of directors. The agreements have one year terms, subject to automatic annual renewals, except for the agreement for the chief executive officer which has a four-year term expiring May 2004. In addition, the agreements generally provide for some type of severance payments following cessation of employment.

Current Operations: Final determination of amounts earned under prospective payment and cost-reimbursement activities is subject to review by appropriate governmental authorities or their agents. In the opinion of the Company’s management, adequate provision has been made for any adjustments that may result from such reviews.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company is related with other entities through common ownership. A summary of transactions with related entities for the year ended December 31, 2003 follows:

Building Rent	$1,865,985

Bed Lease Expense	$76,000

Professional Fees	$8,500

NOTE 8 – SUBSEQUENT EVENT

Effective March 1, 2004 the Company sold the business operations and operating assets to Psychiatric Solutions, Inc.

10.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     The following table sets forth the unaudited pro forma condensed combined financial data for Psychiatric Solutions, Inc. (the “Company”) and Brentwood Health Management, LLC (“Brentwood”), as a combined company, giving effect to the acquisition as if it occurred on the date indicated and after giving effect to the pro forma adjustments discussed herein. The unaudited pro forma condensed combined balance sheet as of December 31, 2003 has been derived from the Company’s and Brentwood’s historical balance sheets, adjusted to give effect to the acquisition as if it occurred on December 31, 2003. The pro forma condensed combined income statement for the year ended December 31, 2003 gives effect to the acquisition as if it occurred on January 1, 2003.

     The adjustments necessary to fairly present the unaudited pro forma condensed combined financial information have been made based on available information and in the opinion of management are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments are preliminary and revisions to the preliminary purchase price allocations may have a significant impact on the pro forma adjustments.

     The unaudited pro forma condensed financial information is for comparative purposes only and does not purport to represent what our financial position or results of operations would actually have been had the events noted above in fact occurred on the assumed dates or to project our financial position or results of operations for any future date or future period.

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2003

	Psychiatric		Pro Forma		Pro Forma
	Solutions	Brentwood	Adjustments		Combined
ASSETS
Current assets:
Cash	$44,832	$1,121	$(12,121	)(1)	$33,832
Accounts receivable	60,055	3,043	—		63,098
Prepaids and other	8,529	2,355	(1,957	)(2)	8,927

Total current assets	113,416	6,519	(14,078)		105,857
Property and equipment, net	149,757	1,211	25,085	(3)	176,053
Cost in excess of net assets acquired	68,970	—	630	(3)	69,600
Contracts, net	2,850	—	—		2,850
Other assets	13,642	266	(244	)(4)	13,664

Total assets	$348,635	$7,996	$11,393		$368,024

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$45,447	$2,677	$(448	)(5)	$47,676
Current portion of long-term debt	1,023	289	(197	)(6)	1,115

Total current liabilities	46,470	2,966	(645)		48,791
Long-term debt, less current portion	173,980	68	17,000	(7)	191,048
Other liabilities	11,541	150	(150	)(8)	11,541

Total liabilities	231,991	3,184	16,205		251,380
Series A convertible preferred stock	25,316	—	—		25,316
Stockholders’ equity:
Common stock	119	—	—		119
Additional paid-in capital	91,423	—	—		91,423
Other stockholders’ (deficit) equity	(214)	4,812	(4,812	)(9)	(214)

Total stockholders’ equity	91,328	4,812	(4,812)		91,328

Total liabilities and stockholders’ equity	$348,635	$7,996	$11,393		$368,024

Unaudited Pro Forma Condensed Combined Income Statement
For the year ended December 31, 2003

	Psychiatric		Pro Forma		Pro Forma
	Solutions	Brentwood	Adjustments		Combined
Revenue	$293,665	$31,425	$—		$325,090
Salaries, wages and employee benefits	153,498	16,913	—		170,411
Professional fees	33,293	653	—		33,946
Supplies	17,074	1,719	—		18,793
Rentals and leases	4,109	2,110	(1,942	)(10)	4,277
Other operating expenses	44,569	3,981	—		48,550
Provision for bad debts	6,315	1,835	—		8,150
Depreciation and amortization	5,754	419	555	(11)	6,728
Interest expense	14,781	39	1,360	(12)	16,180
Loss on refinancing long-term debt	4,856	—	—		4,856
Change in valuation of put warrants	960	—	—		960
Change in reserve of stockholder notes	(545)	—	—		(545)
Minority interest	—	150	(150	)(13)	—

	284,664	27,819	(177)		312,306

Income before income taxes	9,001	3,606	177		12,784
Provision for income taxes	3,785	—	1,438	(14)	5,223

Net income	5,216	3,606	(1,261)		7,561
Accrued preferred stock dividends	811	—	—		811

Net income available to common stockholders	$4,405	$3,606	$(1,261)		$6,750

Earnings per share:
Basic	$0.53				$0.81

Diluted	$0.44				$0.64

Shares used in computing per share amounts:
Basic	8,370				8,370
Diluted	11,749				11,749

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(Dollars in thousands)

(1)	Excludes Brentwood’s cash on hand of $1,121 because this was not purchased by the Company. Also, includes $11,000 cash paid for the acquisition of Brentwood by the Company.

(2)	Excludes estimated third party payor settlements of $1,796 and certain prepaid items of $161 not purchased by the Company.

(3)	As part of the acquisition of Brentwood, the Company purchased the buildings and land that had been previously leased by Brentwood. As fixed asset appraisals of the buildings and land have not been completed, we have estimated their value at $25,085. The preliminary estimated purchase price is as follows:

Total assets acquired by the Company:
Total assets of Brentwood at December 31, 2003	$7,996
Estimated value of land and building acquired	25,085
Less cash, prepaids and other assets not acquired by the Company	(3,322)

Total assets acquired by the Company	29,759
Brentwood liabilities assumed	(2,389)
Goodwill/unallocated purchase price	630

Total preliminary estimated purchase price	$28,000

(4)	Excludes other assets of $244 not acquired by the Company.

(5)	Excludes estimated third party settlements of $448 not assumed by the Company.

(6)	Excludes debt of $197 not assumed by the Company.

(7)	Includes $17,000 drawn by the Company on its revolving line of credit to purchase Brentwood.

(8)	Eliminates $150 of Brentwood’s pre-acquisition minority interest.

(9)	Eliminates $4,812 of Brentwood’s pre-acquisition stockholders’ equity.

(10)	Eliminates related party rent payments of $1,942 for land and buildings purchased by the Company as part of the acquisition.

(11)	Increases depreciation expense by $555 to reflect the purchase of land and buildings by the Company.

(12)	Reflects additional interest expense of $1,360 for $17,000 of the purchase price borrowed through the Company’s revolving line of credit.

(13)	Eliminates minority interest of $150.

(14)	Reflects additional income tax provision of $1,438.